Exhibit 16.1

RSM Richter S.E.N.C.R.L.
February 5, 2007	Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone /Telephone : (514) 934-3400
Télécopieur /Facsimile : (514) 934-3408
www.rsmrichter.com

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Dollarama Group L.P.’s statements included under Item 4.01 of its Form 8-K filed on February 2, 2007 and we agree with such statements concerning our firm.

/s/ RSM Richter LLP

RSM Richter LLP